Exhibit (g)(4)

January 6, 2017

State Street Bank and Trust Company
Channel Center, CCB7
One Iron Street
Boston, MA 02210
Attention:  Shawn Alarie, Senior Vice President

Re:	ALPS ETF Trust (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established a new series of shares to be known as ALPS DORSEY WRIGHT SECTOR MOMENTUM ETF (the “Portfolio”).

In accordance with Section 19.6, the Additional Portfolios provision, of the Master Custodian Agreement dated as of June 30, 2015, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Fund hereby requests that State Street act as Custodian for the new Portfolio under the terms of the Agreement.  In connection with such request, the undersigned Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 19.7 of the Agreement. Appendix A to the Agreement shall be deleted and replaced in its entirety with Appendix A attached herein.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,
ALPS ETF TRUST
on behalf of:
ALPS DORSEY WRIGHT SECTOR MOMENTUM ETF

By:
Name:	Thomas A. Carter
Title:	President, Duly Authorized

Agreed and Accepted:
STATE STREET BANK AND TRUST COMPANY

By:
Name:	Andrew Erickson
Title:	Executive Vice President, Duly Authorized
Effective Date:

APPENDIX A
to
Master Custodian Agreement

Management Investment Companies Registered with the SEC and Portfolios thereof, If Any

ALPS ETF Trust
Alerian Energy Infrastructure ETF	Effective 8/3/2015
Alerian MLP ETF	Effective 8/3/2015
ALPS Dorsey Wright Sector Momentum ETF	Effective 12/30/2016
ALPS Emerging Sector Dividend Dogs ETF	Effective 8/3/2015
ALPS Equal Sector Weight ETF	Effective 8/3/2015
ALPS International Sector Dividend Dogs ETF	Effective 8/3/2015
ALPS Medical Breakthroughs ETF	Effective 8/3/2015
ALPS MSCI EAFE Equal Sector Weighted ETF	Effective 6/30/2015
ALPS MSCI Emerging Markets Equal Sector Weighted ETF	Effective 6/30/2015
ALPS Sector Dividend Dogs ETF	Effective 8/3/2015
Barron's 400 ETF	Effective 8/3/2015
Cohen & Steers Global Reality Majors ETF	Effective 8/3/2015
RiverFront Dynamic Unconstrained Income ETF	Effective 6/10/2016
RiverFront Dynamic Core Income ETF	Effective 6/10/2016
RiverFront Dynamic US Dividend Advantage ETF	Effective 6/3/2016
RiverFront Dynamic US Flex-Cap ETF	Effective 6/3/2016
Riverfront Strategic Income Fund	Effective 8/3/2015
Sprott Buzz Social Media Insights EFT	Effective 4/15/2016
Sprott Gold Miners ETF	Effective 8/3/2015
Sprott Junior Gold Miners ETF	Effective 8/3/2015
U.S. Equity High Volatility Put Write Index Fund	Effective 8/3/2015
Workplace Equality Portfolio	Effective 8/3/2015